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Exhibit 10(i)


                                   CDS OF ADEL
                                 LEASE AGREEMENT

         THIS LEASE AGREEMENT is entered into on the lst day of February 1988 by and between Russell Acree, M.D., referred to as "Lessor" and COMMUNITY DIALYSIS CENTERS, INC., referred to as "Lessee".

         Lessor for and in Consideration of the rents to be paid by Lessee and of the covenants and agreements hereinafter contained to be mutually kept and to be performed by the parties hereto, hereby leases to Lessee, and the Lessee hereby leases from Lessor, subject to the terms and conditions of this Lease, the premises described herein.

                            ARTICLE I: PREMISES: TERM

         1.1      LEASED PREMISES.

         1.1.1 DESCRIPTION. Lessee shall occupy building containing 2855 square feet, more or less, for the period, at the rental, and upon the other terms and conditions described in this Lease, as outlined on the site plan attached hereto as Appendix "A" together with the appurtenant rights described in Section 1.1.2, located at 706 Parrish Street, Adel, GA 31620.

         1.1.2 APPURTENANT RIGHTS. The appurtenant rights referred to. in paragraph 1.1.1 are as follows:

                  (a) INGRESS AND EGRESS. Lessee and its employees, agents, visitors, invitees and patients shall have full and unimpaired ingress and egress of the herein described property.


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                  (b) COMMON AREAS. Lessee and its medical staff, consultants, employees, patients, representatives, agents and invitees shall have the nonexclusive right to use all common areas. For purposes of this Lease the term "common areas" means all areas and facilities outside the premises and within the external boundaries of the Property which are provided and designated by Lessor from time to time for the general use and convenience of Lessee.

         1.2 TERMS OF LEASE; DATES AND CONDITIONS OF COMMENCEMENT; OPTION TO RENEW. The term of this Lease shall be FIVE YEARS commencing upon acceptance of the Premises by Lessee, within thirty (30) days of completion of building by Lessor. The exact dates of commencement and termination shall be specified in a writing signed by Lessor and Lessee and apprnded to this Lease.

         1.2.1    OPTION TO RENEW LEASE.

                  (a) If Lessee is not then in default of any provisions of this Lease, it may renew this Lease for an additional FIVE YEAR period, commencing immediately upon termination of this Lease. This option shall be exercised by Lessee by getting a written notice to Lessor of its intention to renew. not less than ninety (90) days prior to the expiration of the original term. For all purposes of this Lease the word "term" shall include the period of any renewal pursuant to this paragraph.

                  (b) Except for theredetermination of rent in accordance with subparagraph (c) of this paragraph, all of the terms and conditions of this lease shall remain the same upon renewal.

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                  (c) Rent shall be redetermined within ninety (90) days of the end of the initial five year period, and set at a price to be determined by the Lessor.

         1.2.3 HOLDING OVER. This Lease shall terminate without further notice upon expiration of its Term. Any holding over by the Lessee, by the expiration of the Ter, shall be a renewal of this Lease for an additional five year period at a price to be determined by the Lessor.

                                ARTICLE II: RENT

         2.1 RENT. Lessee agrees to and shall pay to Lessor the sum of NINETEEN THOUSAND TWO HUNDRED SEVENTY ONE AND 25/100 ($19,271.25) per year for five years, calculated at the rate of $1,605.94 per month, or $6.75 per year per square foot, but in no event shall the rent exceed $1,605.94 per month. The total amount of interior space shall be determined according to the drawings set forth in Appendix "A" attached hereto. Rent shall be payable in equal monthly installments in advance each month during the term of this Lease. In the event the term of this Lease begins other than the first day of the month, the rent for such month shall be prorated on a per diem basis. Rent shall be paid at the office of the Lessor, or at such other place designated by Lessor.

                          ARTICLE III: USE OF PREMISES

         3.1 COMPLIANCE WITH THE LAW. Lessee shall comply with and conform to all federal, state and local laws, ordinances, regulations and rulings relating to the condition, use, improvemenc. repair and occupancy of the premises.


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         3.2      MANNER OF USE.  Lessee agrees:

         3.2.1. WASTE. Not to commit or permit any waste except that waste which is normal to the operation of a dialysis clinic.

         3.2.2. NUISANCE. Not to commit or permit any public or private nuisance or any other act or thing which would disturb the quiet enjoyment of any occupant of nearby property; except that the normal operation of a dialysis unit shall not constitute a nuisance.

         3.2.3. FIRE HAZARDS. Not to keep, use, sell or offer for sale in the Premises any article, or conduct any activity which may be prohibited by the standard form of fire insurance policy, and if Lessee does keep, use, sell or offer for sale any such article or if any acts are performed by Lessee which increase the rate of the fire insurance premiums on the property, Lessee agrees to pay Lessor the amount of increase in fire insurance premiums attributable thereto.

                         ARTICLE IV: UTILITIES AND TAXES

         4.1 UTILITIES. Lessor shall provide garbage collection service to the leased premises. Lessor will have no further obligation with respect to any other utilities. It shall be Lessees obligation to pay for any or all utilities used by Lessee in connection with the premises. Water hookup will be provided by the Lessor.

         4.2 TAXES. Lessor shall pay all real taxes on the property. Lessee shall pay all taxes on its leasehold interesc and personal property placed in, upon or about the Premises.

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                    ARTICLE V: ALTERATIONS, REPAIRS, REMOVAL
                           OF EQUIPMENT, RESTORATION,
                               PARTIAL DESTRUCTION

         5.1 CONDITION OF PROPERTY, ALTERATIONS, ADDITIONS AND IMPROVEMENTS. Lessee intends to make substantial alterations, additions and improvements in the Premises. All plans and specifications for such changes shall be submitted to Lessor for approval-before commencement of any work on the changes; Lessor's approval shall not be unreasonably withheld.

         5.2 REPAIRS AND MAINTENANCE. Lessee shall, at its own expense, maintain the Premises in good condition and repair throughout the term of this Lease, ordinary wear and tear excepted. Lessor shall maintain the exterior walls, roof, grounds, sidewalks and pavements, and parking lot of said Premises and also any heating and air conditioning units installed by Lessor, provided that damage to any of the above has not been caused by the negligence of Lessee, in which event it shall be Lessee's obligation to repair same, if necessary.

         5.3 SURRENDER OF REMOVAL. All alterations, installations, changes, additions, repairs or improvements which are made in, on, or to the Property and all fixtures, trade fixtures, and equipment installed therein by Lessee remain the property of Lessee except upon default. Lessee may not remove said improvements or property until the default is cured or payment in full of the Lease is made.

         5.4 DESTRUCTION OF PREMISES. If. during the term of this Lease, the Premises are totally or partially destroyed from any cause rendering them totally or partially inaccessible or unusable, Lessor shall restore the Premises to substantially the same condition as

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they were in immediately prior to the destruction, provided the restoration can be made under existing laws and can be completed within one hundred, twenty
(120) days after the date of the destruction; under such circumstance, this Lease shall not terminate. If the restoration cannot be made within one hundred, twenty (120) days either party may terminate this Lease immediately by giving written notice to the other not more than one hundred, twenty (120) days after the destruction.

                       ARTICLE VI: INSURANCE AND INDEMNITY

         6.1 OBLIGATION OF LESSEE TO PROVIDE PUBLIC LIABILITY INSURANCE. Lessee shall, at its sole cost and expense, procure and maintain during the term of this Lease comprehensive public liability insurance with limits of not less than five hundred thousand dollars (500,000) in case of injury or damage to one person, and one million dollars ($1,000,000) in case of injury or damage to more than one person in the same accident or occurrence, and fifty thousand dollars ($50,000) in case of damage,to property.

         6.2 OBLIGATION OF LESSOR TO PROVIDE FIRE INSURANCE. Lessor shall, at its sole cost and expense, procure and maintain on the property in which the Premises are located a policy of standard fire and extended coverage insurance, with vandalism and malicious mischief endorsements, to the extent of at least full replacement value. Lessee shall pay to Lessor any additional premium on said insurance incurred by virtue of its additions to and alterations of the Premises.

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         6.3 WAIVER OF SUBROGATION. Lessor and Lessee release each other and their respective authorized representatives from any claims for damage to any person or to the Premises and the Property and to the fixtures, trade fixtures, equipment, alterations, and improvements of Lessee on the Premises that are caused by or result from risks insured against under any insurance policies carried by them and in force at the time of such damage, to the extent allowed by such insurance policies.

         6.4 NOTICE OF CANCELLATION. All of the insurance policies described in paragraphs 6.1 and 6.2 shall provide that Lessor and Lessee shall be given not less than ten (10) days written notice prior to cancellation of or change in the policies.

         6.5 DELIVER OF POLICIES; PAYMENT OF PREMIUMS. Upon the commencement of the term of this Lease, Lessor and Lessee shall deliver to each other copies of the policies of insurance required pursuant to paragraphs 6.1 and 6.2 or, in the case of blanket coverage, certificates evidencing the existence of such insurance, together with satisfactory evidence that the premium for all such insurance have been paid. Not less than thirty (30) days before the expiration of any insurance coverage, each shall deliver to the other satisfactory evidence that such insurance has been renewed and that the required premiums have been paid.

         6.6 INDEMNIFICATION OF LESSOR. Irrespective of any insurance carried by Lessee, pursuant to this Lease or otherwise, Lessee shall indemnigy and hold Lessor harmless against and from the loss, cost, damage, or expense, including reasonable attorneys fees and court costs, arising out of any accident, casualty, or other occurrence causing injury to any person or property arising from the Use of the

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Premises by Lessee, its agents, employees, or invitees or caused by or arising from any act of omission of Lessee, its agents, employees or invitees.

                            ARTICLE VII: CONDEMNATION

         7.1 If the premises is totally taken by condemnation, this Lease shall terminate on the date of payment by the Condemnor of settlement to the Lessor.

         7.2 In the case of a partial taking, this lease shall remain in effect with no abatement or reduction of rent. Lessor shall have no further obligation to Lessee other than contained in this paragraph.

                     ARTICLE VIII: ASSIGNMENT AND SUBLETTING

         8.1 Lessee shall not assign, sublet or otherwise transfer this Lease or its leasehold interest in the Premises, in whole or in part, nor shall it sublease the Premises without the prior written consent of Lessor in each instance, which shall be in the Lessor's sole descretion.

         8.2 NO WAIVER. The consent by Lessor to any assignment or subletting shall not constitute a waiver of the necessity for such consent to any subsequent assignment or subletting. If this Lease is assigned, or if there is a sublease, Lessor may collect rent from the assignee, sublessee, or occupant and apply the net amount collected to the rent or other amounts due pursuant to the Lease, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee. subteaant, or occupant as lessee, or a release of Lessee from the performance of any of its obligations, including, but not limited to the payment of rent or any of its obligations.

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                               ARTICLE IX: DEFAULT

         9.1 DEFAULT BY LESSEE AND TERMINATION OF LEASE. Each of the following events shall be a default or breach of this lease, and at Lessors election, shall cause a termination of this Lease:

         9.1.1 ABANDONMENT OR BREACH OF COVENANTS. Abandonment or surrender of the Premises or of the leasehold estate or failure or refusal to pay when due any installment of rent or any other sum required to be paid by Lessee or to perform any covenant, term or condition of this Lease.

         9.l.2 RECEIVERSHIP. The appointment of a receiver to take possession of the Premises, of Lessee's interest in the leasehold estate or of Lessee's business on the Premises for any reason, including, but not limited to, assignment for benefit of creditors or voluntary or involuntary bankruptcy proceedings.

         9.1.3 BANKRUPTCY. The filing of a voluntary or involuntary petition by or against Lessee under any law for the purpose of adjudicating Lessee bankrupt, or the filing of any position or other proceedings under the Bankruptcy Act, or the undertaking of any reorganization, liquidation, dissolution, arrangement, composition or assignment for the benefit of creditors, on account of or to prevent bankruptcy or insolvency.

         9.2 NOTICE OF DEFAULT. As a precondition to pursuing any remedy for any default by either party, the nonbreaching party shall give written notice of default to the breaching party and to all qualifying assignees or sublessees in possession under an existing

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assignment or sublease to which Lessor has consented pursuant to Section 8.1 and which has been properly executed pursuant to this Lease. Each notice of default shall specify the alleged event of default and the intended remedy.

         9.3 RIGHT TO CURE DEFAULTS. Upon notice of default, Lessee shall have ten (10) days in which to cure the default. If the alledged default is for failure on the part of Lessor to perform any covenant, term or condition by which it is bound under this Lease, Lessor shall have thirty (30) days after the notice within which to complete the cure.

         9.4 RIGHT OF NON-BREACHING PARTY TO CURE DEFAULT OF BREACHING PARTY. At any time after a particular default, or before such default if the non-breaching party deems it reasonably necessary, the non-breaching party may, but shall not be obligated to, make any payment required of the breaching party or perform or comply with any covenant or condition imposed on the breaching party by this Lease, by any note or other documenc pertaining to the financing of the Property or of any improvements or fixtures on the Premises, or by any law or regulation. The amounts so paid, plus the reasonable cost of any such performance or compliance including, without limitation, attorneys' fees and costs, plus interest on such sums at the rate of ten percent (10%) per year from the date of payment, performance, or compliance until paid, shall be deemed to be additional rent if payable by Lessee or a reduction in rent if payable by Lessor. No such act by the non-breaching party shall constitute a waiver of default or of any remedy for default, nor shall it render the nonbreaching party liable for any loss or damage resulting from it.

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         9.5 REMEDIES OF LESSOR. If any default by Lessee shall continue uncured following the notice required by Section 9.3, Lessor shall have the following remedies in addition to all other rights and remedies provided by law or equity to which Lessor may report cumulatively or in the alternative:

         9.5.1 RE-ENTRY WITHOUT TERMINATION. Lessor may continue this lease in full force and effect until Lessor by notice expressly terminates Lessee's right to possesion. During any such period of default, Lessor shall have the right:

                  (a) to collect the rent when due, and,

                  (b) to re-enter the Premises and relet all or any part of it to third parties for Lessee's account. Lessee shall be immediately liable to Lessor for all costs incurred in such reletting, including, without limitation, broker's commissions, expenses of remodeling and attoraey's fees. Any reletting may be for a period shorter or longer than the remaining term of this Lease. Lessee shall pay to Lessor the rent due under this Lease on the dates it is due. No act by Lessor permitted by this paragraph shall terminate this Lease unless Lessor expressly so notifies Lessee in writing. Alfter Lessee's default and for as long as Lessor does not terminate this Lease, if Lessee obtains Lessor's consent, Lessee shall have the right to sublet its interest in this Lease, but Lessee shall not be released from liability. Lessor's consent to a proposed subletting by Lessee shall be at Lessor's sole discretion.

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         9.5.2    TERMINATION OF LEASE AND RIGHT TO POSSESSION.

                  (a) LESSOR'S RIGHT TO TERMINATE. Lessor may terminate this Lease for any of the reasons set forth in Article IX, by giving Lessee notice of termination. Immediately upon giving of that notice, all Lessee's rights in the Premises shall terminate. Lessee shall forthwith surrender and vacate the Premises in good, broom clean condition and repair. Termination under this paragraph shall not relieve Lessee from the payment of any sum then due Lessor or from any claim for damages previously accrued or then accruing against Lessee.

         9.5.3 USE OF PERSONAL PROPERTY. After default, Lessor may use any of Lessee's property not removed from the Premises without compensation and without liability for use or damage or may store it for the account and at the cost of Lessee. Upon default by Lessee, all property in building is not to be moved.

         9.6 REMEDIES OF LESSEE. If any default by Lessor shall continue uncured following the notice required by Section 9.3, Lessee shall have the right to correct such default and deduct the cost therefore from its regular monthly rent.

         9.8 REMEDIES CUMULATIVE. The rights, powers, elections. and remedies of the parties contained in this Article shall be construed as cumulative and no one of them is or shall be considered exclusive of any other, or of any other rights or remedies allowed by law, and the exercise of one or more rights, powers, elections, or remedies shall not impair either party's right to exercise any others.

                            ARTICLE X: MISCELLANEOUS

         10.1 NOTICE. As used in this Lease, "notice" includes but is not limited to the communication of notices, requests, demands,

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approvals, statements, reports, acceptances, consents, waivers, and appointments. All notices must be in writing. Notice is considered given either
(a) when delivered in person to the recipients named below, or (b) five (5) days after deposit in the United States mail in a sealed envelope or container, either registered or certified mail, return receipt requested, postage and postal charges prepaid, addressed by name and address to the party or person intended as follows:

                  Lessor:  Community Dialysis Centers
                           1996 Cliff Valley Way, NE Suite 200
                           Atlanta, GA. 30329
                           Jerry Bryant

                  Lessee:  R.A. Acree, M.D.
                           Doctors Clinic
                           901 N. Parrish St.
                           Adel, GA. 31620

         10.2 CAPTIONS. The captions of the various paragraphs of this Lease are for convenience and ease of reference only and do not define, limit, augment or describe the scope, content, or intent of this Lease or any part of it.

         10.3 APPENDICES. Appendices A and B are incorporated in this lease in full.

         10.4 EXCLUSIVE USE. During the terms of this Lease, Lessor shall not lease any other space in the Property to any person or entity for the purpose of operating a hemodialysis facility unless breach by Lessee.

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         10.5 ENTIRE AGREEMENT. This Lease contains the entire agreement between the parties. No promise, representation warrant, or covenant not included in this Lease has been or is relied upon by either party.

         10.6 SURRENDER OF LEASEHOLD AND IMPROVEMENTS.. At the expiration of this Lease or upon its earlier termination, Lessee shall surrender the Premises to Lessor free and clear of all liens, claims and encumbrances in good, sound and broom clean condition, ordinary wear and tear excepted. Surrender or removal of improvements, fixtures, trade fixtures, equipment, additions, alterations, and installations shall be as described in paragraph 5.3. All property that is abandoned by Lessee shall become Lessor's property at termination, at its election.
         10.7 NO MERGER; TERMINATION OF SUBTENANCIES. Any termination or surrender of this Lease, voluntary or otherwise, or its mutual cancellation shall, at Lessor's option terminate all or any existing subleases and subtenancies, or operate as an assignment to Lessor of any or all such subleases of subtenancies.

         10.8 LESSOR'S RIGHT TO INSPECT. Lessor shall be entitled at all reasonable times, upon reasonable notice, to go on the Premises for the purposes of inspecting them and observing the performance by Lessee of the terms and conditions of this Lease, as well as for the purpose of posting notices of nonresponsibility for any construction, alteration, or repair as required or permitted by any law or ordinance.

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         10.9 NO WAIVER OF BREACH. No failure by either Lessor or Lessee to insist upon the strict performance of any covenant, agreement,. term, or condition of this Lease or to exercise any right or remedy shall constitute a waiver. No waiver of any breach shall alter this Lease, but each and every covenant, condition, agreement, and term of this Lease shall continue in full force and effect with respect to any other existing or subsequent breach.

      10.10 COMPUTATION OF TIME. The time within which any act provided for by this Lease is to be done is computed by excluding the first day and including the last, unless the last day is a Saturday, Sunday or holiday and then it is also excluded. The term "hoiday" shall mean all holidays officially recognized by the federal government and the government of the state in which the Premises are located.

      10.11 RELATIONSHIP OF PARTIES. Nothing contained in this Lease shall be deemed or construed by the parties or by any third person to create the relationship of principal and agent or of partnership or of joint venture or of any association between Lessor and Lessee, and neither the method of computation of rent nor any other provisions contained in this Lease nor any acts of the parties shall be deemed to create any relationship between Lessor and Lessee, other than the relationship of landlord and tenant.
         10.12 SEVERABILITY. The invalidity or illegality of any provision of this Lease shall not affect the remainder of it which shall remain in full force and effect.

         10.13 COUNTERPARTS. This Lease may be executed in one or more councerparts, each of which shall be marked "Duplicate Original", be

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deemed an original and all of which together shall constitute one and the same instrument.

         10.14 SUCCESSORS AND ASSIGNS. Subject to the provisions of this Lease regarding assignment and subletting, each and all of the covenants and conditions of this Lease shall be binding on and shall inure to the benefit of the successors and assigns of the parties.

      IN WITNESS WHEREOF, the parties hereto have executed this Lease the day and year first above written.
                                               /s/ R.A. Acree
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BY: Community Dialysis Centers               BY: R. A. Acree, M . D.

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